UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Resignation of Principal Financial and Accounting Officer

On September 30, 2015, Umesh Ahuja, Chief Financial Officer of Helios and Matheson Analytics, Inc. (the “Company”), notified the Company in writing that he intends to resign his position as Chief Financial Officer of the Company and from each other office of the Company and its subsidiary that he holds, effective November 27, 2015, in order to pursue other opportunities. Mr. Ahuja has served as the Chief Financial Officer of the Company since November 11, 2010 and as Vice President of the Company’s subsidiary in Bangalore, India, since June 2009. Mr. Ahuja’s resignation is not due to any disagreement relating to the operations, policies or practices of the Company or its subsidiary.

The Company has initiated a search for Mr. Ahuja’s replacement as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2015

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Divya Ramachandran
Divya Ramachandran, Chief Executive Officer